UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2013

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Crosstex Energy, Inc. (the “Registrant”) owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in Crosstex Energy, L.P. (the “Partnership”).

On May 8, 2012, the Registrant and the Partnership filed a current report on Form 8-K in connection with the acquisition by a subsidiary of the Partnership of all of the issued and outstanding common stock of Clearfield Energy, Inc. (together with its subsidiaries, the “Clearfield entities”). On July 2, 2012, the acquisition was completed, and the Clearfield entities became indirectly wholly-owned subsidiaries of the Partnership. On August 1, 2012, the Registrant and Partnership filed a Form 8-K/A, which provided unaudited pro forma combined financial statements of the Registrant and Partnership as of and for the three months ended March 31, 2012 and for the twelve months ended December 31, 2011, including the notes thereto, as well as the audited financial statements of the Clearfield entities as of and for the twelve months ended March 31, 2012, including the notes thereto. The Registrant is filing this Form 8-K to provide certain additional pro forma financial information giving effect to the acquisition.

ITEM 9.01                                  Financial Statements and Exhibits

(a)         Pro Forma Financial Information

The unaudited pro forma combined statement of operations of the Company for year ended December 31, 2012, including the notes thereto, is filed herewith as Exhibit 99.1.

(b) Exhibits

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Unaudited Pro Forma Financial Statements of Crosstex Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: May 17, 2013	By:	/s/ MICHAEL J. GARBERDING
Michael J. Garberding
Executive Vice President and
Chief Financial Officer